UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

Rapport Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42121	88-0724208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street Suite 401
Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 321-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAPP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 9, 2025, Rapport Therapeutics, Inc. (the “Company”) announced new data from its positron emission tomography (“PET”) trial and second multiple ascending dose (“MAD-2”) trial for RAP-219. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 9, 2025, the Company announced the following results from its recent PET and MAD-2 trials for RAP-219, based on preliminary analysis of the data:

The PET trial (RAP-219-103) was an open label trial in healthy volunteers designed to confirm neuroanatomical expression of TARPg8 and establish the relationship between pharmacokinetics (“PK”) and brain target receptor occupancy (“RO”) with RAP-219. The trial included three cohorts: Cohort 1 was given the same dosing regimen currently being used in the Phase 2a trial in focal epilepsy (0.75 mg daily for 5 days, followed by 1.25 mg daily for 9 days), and lower doses were used in the other two cohorts to better characterize the plasma concentration versus RO relationship. Cohort 2 was given 0.25 mg daily for 14 days and Cohort 3 was given 0.25 mg daily for 7 days, followed by 0.5 mg daily for 7 days.

PET trial results are summarized below:

•

The PET data demonstrated that Cohort 1 (the dosing regimen utilized in the ongoing Phase 2a trial in focal epilepsy) exceeded the target RO range associated with maximal efficacy in prior preclinical models (50%-70%) within five days of dosing, while maintaining a differentiated tolerability profile generally consistent with prior Phase 1 trial findings.

•	The trial confirmed that the expression of TARPg8-containing AMPA receptors is enriched in the hippocampus and cerebral cortex and is minimal in the cerebellum and brain stem.

•	Collectively, data from the PET and MAD-2 trials demonstrated that plasma concentrations and associated target RO could be achieved within 5 days.

The MAD-2 (RAP-219-104) trial was a double-blind, placebo-controlled trial in healthy volunteers and was the second MAD trial of RAP-219. The trial was designed to further evaluate safety and tolerability with continued dose escalation, as well as to shorten time to reach predicted therapeutic levels of RAP-219. The trial included three cohorts: Cohort 1 (0.75 mg for 3 days, 1.25 mg for 3 days, 1.75 mg for 2 days), Cohort 2 (0.75 mg for 2 days, 1.25 mg for 2 days, 1.75 mg for 4 days), and Cohort 3 (0.5 mg for 2 days, 1 mg for 2 days, 1.75 mg for 24 days).

MAD-2 trial results are summarized below:

•	RAP-219 was generally well tolerated. All treatment emergent adverse events were Grade 1 or 2 and generally consistent with tolerability observed in prior Phase 1 trials.

•	Unlike with many anti-seizure medications, no sedation or motoric impairments were observed with RAP-219, consistent with target biology and preclinical observations.

•	Target exposures and RO were achieved within 5 days of dosing across various dosing regimens.

Clinical conduct of the PET and MAD-2 trials is complete, and the clinical study reports for both are in progress.

On January 9, 2025, the Company also announced that Bradley Galer, M.D., has stepped down as its Chief Medical Officer, and a search for his successor is underway.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Rapport Therapeutics, Inc. on January 9, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapport Therapeutics, Inc.

Date: January 10, 2025	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer